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                                                                   EXHIBIT 10.34


                              AMENDED AND RESTATED
             ALLIANCE DATA SYSTEMS CORPORATION AND ITS SUBSIDIARIES
                     STOCK OPTION AND RESTRICTED STOCK PLAN



                            Effective April 25, 2001







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                              AMENDED AND RESTATED
             ALLIANCE DATA SYSTEMS CORPORATION AND ITS SUBSIDIARIES
                     STOCK OPTION AND RESTRICTED STOCK PLAN

     Section 1. PURPOSE. The purpose of the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan (the "Plan") is to promote the interests of Alliance Data Systems Corporation, a Delaware corporation (the "Company"), and any Subsidiary thereof and the interest of the Company's stockholders by providing an opportunity to stockholders and selected employees, officers, directors and other persons performing services for the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and/or by the granting of rights to purchase or receive (upon satisfaction of certain conditions) the Common Stock of the Company on a "restricted stock" basis. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

     The Plan is an amendment and restatement of the Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restated Stock Purchase Plan (the "Prior Plan"). All Options and Awards granted prior to the Effective Date hereof shall be deemed granted pursuant to the terms of the Prior Plan (except to the extent provisions of this Plan are expressly made applicable). Options and Awards granted prior to the Effective Date may be granted only to the extent shares are available for issuance under the terms of the Prior Plan. As of the Effective Date all Options and Awards granted shall be granted under the terms and limitations of this Plan.

     Section 2. DEFINITIONS. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

                2.1 "Award" shall mean an award of (i) the right to purchase Common Stock granted under the provisions of Section 7 of the Plan or (ii) a grant of Common Stock subject to specified restrictions.

                2.2 "Board of Directors" shall mean the Board of Directors of the Company.

                2.3 "Cause" shall mean either the failure to perform in a competent manner or the willful failure to perform the assigned duties of one's position, as determined by the Company in its sole discretion.

                2.4 "Change of Control Value" means, for the purposes of
Section 8, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or



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dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the Fair Market Value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Option or Award. If the consideration offered to stockholders of the Company in any transaction described in this definition or Section 8 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

                2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

                2.6 "Committee" shall mean the Board of Directors or a delegate, as provided for in Section 5 hereof.

                2.7 "Common Stock" shall mean the Common Stock, $0.01 par value, of the Company.

                2.8 "Corporate Change" mans one of the following events: (i) the merger, consolidation or other reorganization of the Company in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property, (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company), (iii) the adoption by the stockholders of the Company of a plan of liquidation and dissolution, (iv) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (whether or not such Act is then applicable to the Company), of beneficial ownership, as contemplated by such Section, of more than twenty percent (20%) (based on voting power) of the Company's outstanding capital stock, or (v) as a result of or in connection with a contested election of directors, the persons who were the directors of the Company before such election shall cease to constitute a majority of the Board of Directors.

                2.9 "Eligible Optionee" shall mean, with respect to a Non-Qualified Option and/or Award, any stockholder of the Company, and any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company including, without limitation, directors and officers of the Company and employees of any stockholder of the Company that is performing services for the Company.

                2.10 "Employee" shall mean, with respect to an ISO, any person, including, without limitation, an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Parent or Subsidiary of the Company.

                2.11 "Effective Date" shall mean the date established by the Board of Directors in connection with its adoption of the Plan, provided the Plan is approved by the requisite



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proportion of the stockholders of the Company within twelve (12) months after adoption by the Board of Directors. Options and Awards may be granted under the Plan prior to such approval by stockholders, provided that Options and Awards may not vest or be exercised prior to such approval and all such Options and Awards shall expire if the stockholders fail to timely approve the Plan.

                2.12 "Excluded Group" shall mean the group including (a) the Executive (as defined in Section 5.1), (b) any person who is included in the Executive Committee, (c) any person with respect to his or her compensation as a director; and (d) any Insider.

                2.13 "Fair Market Value" shall mean, with respect to Grants on the date of the initial public offering of the Company, the opening value on the New York Stock Exchange, and thereafter the average of the high and low prices on the New York Stock Exchange during the trading hours of the New York Stock Exchange. Prior to the initial public offering, the Committee shall make a good faith determination of the Fair Market Value of the Company.

                2.14 "Grant" shall mean an Award or an Option.

                2.15 "Insider" shall mean all officers and directors of the Company (and its affiliates) who are subject to Section 16b of the Securities Exchange Act of 1934, as amended.

                2.16 "ISO" shall mean an Option that constitutes an incentive stock option under Section 422(b) of the Code.

                2.17 "Non-Qualified Option" shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

                2.18 "Option" shall mean any ISO or Non-Qualified Option granted to an Employee or Eligible Optionee pursuant to the Plan.

                2.19 "Participant" shall mean any Employee or Eligible Optionee to whom an Award and/or an Option is granted under the Plan.

                2.20 "Parent" of the Company shall have the meaning set forth in Section 424(e) of the Code.

                2.21 "Percentile within the Standard & Poor 500" shall mean the percentile determined by taking every company that was in the Standard & Poor 500 for the entire measurement period for the Performance Based Restricted Stock, that continues to be publicly traded at the end of the measurement period and ranking their cumulative total shareholder return at the end of the measurement period.

                2.22 "Performance Based Restricted Stock" means an Award of Common Stock subject to specified restrictions that cause such Common Stock to vest upon attainment of specified financial goals by the Company.



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                2.23 "Pooling Transaction" means an acquisition of the
Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                2.24 "Retired" or "Retirement" shall mean that a Participant has attained at least age 60 and completed at least 60 months of service with the Company, a Parent or a Subsidiary. The Participant shall receive credit for his first and last month of service with the Company, Parent or a Subsidiary without regard to whether he was actually employed by the Company or Parent, or a Subsidiary on every day of the month.

                2.25 "Subsidiary" of the Company shall have the meaning set forth in Section 424(f) of the Code.

     Section 3. ELIGIBILITY. Awards and/or Options may be granted to any Employee or Eligible Optionee; provided however, that an ISO may only be granted to an Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof; provided that the granting of Performance Based Restricted Stock Awards will be upon the recommendation of the Chief Executive Officer of the Company for approval by a committee of members of the Board of Directors as described in Section 5.1. No person shall have any right to participate in the Plan unless selected for participation by the Committee. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

     Section 4. COMMON STOCK SUBJECT TO THE PLAN.

                4.1 NUMBER OF SHARES. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate eight million seven hundred fifty-three thousand shares (8,753,000) of Common Stock (subject to adjustment as provided in Section 8 hereof); provided, however, that all shares issued or to be issued pursuant to Options or Awards granted under the Prior Plan shall be counted against such aggregate share limit. The maximum number shares of Common Stock for which Options or Awards can be granted to an individual in a calendar year is four million (4,000,000); provided, however, that the maximum number of shares of Common Stock that may be granted as a Performance Based Stock Award to any one individual in a single year is 150,000.

                4.2 REISSUANCE. The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that an outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock issued or sold pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option and/or Award granted under the Plan.



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                4.3 SPECIAL ISO LIMITATIONS.

                    (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

                    (b) If any Option intended to be an ISO fails to qualify as such, it shall be treated as a Non-Qualified Option.

                    (c) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determination as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

                4.4 LIMITATIONS NOT APPLICABLE TO NON-QUALIFIED OPTIONS OR AWARDS. Notwithstanding any other provision of the Plan, the provisions of
Section 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

     Section 5. Administration of the Plan

                5.1 ADMINISTRATION. The Plan shall be administered by the Board of Directors; provided, however, that the Board of Directors may, subject to the other express provisions of the Plan, delegate all or a portion of its responsibilities and authority under the Plan to a committee consisting of no less than three members of the Board of Directors. Any such committee shall act by a majority of its members at the time in office and eligible to vote on a particular matter, and such action may be taken either by a vote at a meeting (including, without limitation, a telephone conference) or in writing without a meeting. The Board of Directors may remove any member of such a committee at any time, and a member of such a committee may resign upon notice to the Board of Directors. Either the Board of Directors or such a committee may further delegate all or a portion of its responsibilities and authority under the Plan to the Chief Executive Officer of the Company; provided, however, that the Chief Executive Officer shall not have, or be delegated, any authority with respect to the grant of Options or Awards to Insiders. Subject to the provisions of this Section 5.1, the Board of Directors shall be responsible for making all determinations with respect to (i) all matters under the Plan pertaining to (a) Participants who are members of the Executive Committee of the Company (the "Executive Committee") which shall include for purposes of the Plan all Participants who are subject to Code Section 162(m) and (b) members of the Excluded Group, and (ii) the number of shares available under the Plan for Options. The Committee shall be responsible for and make all determinations with respect to Award grants to Participants who are not members of the Excluded Group. Notwithstanding the foregoing, the Chief Executive Officer of the Company (the "Executive") shall have the authority, be responsible for, make all determinations with respect to and constitute the Committee for all matters under the Plan pertaining to Participants



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who are not members of the Excluded Group other than (i) the making of Plan amendments, and (ii) Performance Based Restricted Stock Awards. References herein to the "Committee" shall mean the Board of Directors, any committee described in this Section 5.1 and the Chief Executive Officer to the extent of any responsibilities or authority assigned or delegated to any of them under or pursuant to the Plan. The provisions of this Section 5.1 shall also govern Options and Awards granted under the Prior Plan.

                5.2 Grant of Options/Awards.

                    (a) OPTIONS. Except as provided in Subsection (c) hereunder, the Committee shall have the sole authority and discretion under the Plan (i) to select the Employees and Eligible Optionees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock that have been held by a Participant for at least six months may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company's meeting specified financial goals, (B) a Corporate Change of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, including, without limitation, accelerations to a date or dates within six months of the date of grant; provided, however, that the exercise of any ISOs may be "accelerated" solely within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan. For purposes of this subsection, an Option shall be deemed granted on the date the Committee selects an individual to be an Optionee, determine the number of Shares to be issued pursuant to such Option, and specify the terms and conditions of such Option. Notwithstanding the general discretionary nature of the grant of Options hereunder, (i) every exempt employee within the meaning of the Fair Labor Standards Act may receive a Grant on the date of the initial public offering of the Company, with an exercise price equal to the Fair Market Value of the Common Stock on the date of Grant, and (ii) every individual who has accepted an offer of employment with the Company as an exempt employee within the meaning of the Fair Labor Standards Act and who first performs an hour of service with the Company within thirty (30) days of the initial public offering of the Company may receive a Grant with an exercise price equal to the Fair Market



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Value of the Common Stock on the date such employee first performs an hour of service with the Company.

                    (b) AWARDS. Subject to Section 3 and Section 5.1, the Committee shall have the sole authority and discretion under the Plan (i) to select the Employees and Eligible Optionees who are to be granted Awards hereunder; (ii) to determine the consideration (which may be cash, property or services rendered) to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than or less than 100% of the Fair Market Value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times, and the conditions subject to which, Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and/or no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company's meeting financial goals specified by the Committee, (B) a Corporate Change with respect to the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitations, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock that have been held by a Participant for at least six months may be used by the Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse, including, without limitation, accelerations to a date or dates within six months of the date of grant; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

                    (c) FORMULA AWARDS. Subject to the provisions below, each non-employee member of the Board of Directors on the date of the initial public offering of the Company shall receive a Non-Qualified Option for 42,000 shares of Common Stock, with an exercise price equal to the Fair Market Value of a share of Common Stock on the date of the initial public offering of the Company; provided, however, that, notwithstanding the foregoing, if such director has elected in writing, on a form provided by the Committee, by the date of the initial public offering of the Company to receive his director compensation from the Company in the form of cash and Non-Qualified Options the aforementioned Non-Qualified Option shall be for 28,500 shares instead of 42,000 shares of Common Stock. Subject to the provisions below, every individual who becomes a non-employee member of the Board of Directors after the initial public offering shall receive on the date he becomes such a director a Non-Qualified Option for 42,000 shares of Common Stock, with an exercise price equal to the Fair Market Value of a share of Common Stock on such date; provided, however, that notwithstanding the foregoing, if



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such director has elected in writing, on a form provided by the Committee, by the date he becomes such a director to receive all of his director compensation from the Company in the form of cash and Non-Qualified Options, the aforementioned Non-Qualified Option shall be for 28,500 shares instead of 42,000 shares of Common Stock.

                  A non-employee director receiving a formula Grant under this Section 5.2(c) shall not be precluded from receiving additional Grants under the Plan.

                  The vesting schedule and other terms of the Grants to directors under this Section 5.2(c) shall be set forth in agreements with the directors.

                    (d) BONA FIDE OFFER TO PURCHASE SHARES. This subsection shall lapse and be of no further force or effect upon completion of an initial public offering of the Common Stock of the Company. If a Participant shall at any time prior to the date on which an underwritten public offering of the Company's Common Stock, registered under the Securities Act of 1933, as amended (a "Public Offering"), desire to sell all or any of the Common Stock acquired by the Participant pursuant to an Option or an Award ("Plan Shares") and obtains a bona fide written offer which Participant desires to accept (referred to in this Section as the "Offer") to purchase all, or a portion of the Participant's Plan Shares the Participant shall transmit copies of the Offer to the Company within five (5) business days after Participant's receipt of the Offer. Except as provided below, prior to a Public Offering a Participant may sell Plan Shares only for cash. The Offer shall set forth its date, the proposed price per share of Common Stock, the number of shares of Common Stock being sold, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the prospective purchaser. Transmittal of the Offer to the Company by Participant shall constitute an offer by Participant to sell all of the Plan Shares which are subject to the Offer to the Company at a price equal to the cash consideration plus the Fair Market Value of the non-cash consideration specified in the Offer for such Common Stock (the "Purchase Price") and upon the other terms set forth in the Offer, except as hereinafter provided. For a period of sixty (60) days after the submission of the Offer to the Company, the Company shall have the option, exercisable by notice to Participant, to accept Participant's offer as to all, but not less than all, of the Plan Shares that are the subject of the Offer. If the Company does not exercise its option to purchase within the specified 60 day period or if the Company waives, in writing, the 60 day period, the Participant may then, and only then, accept the offer from the prospective purchaser. Any sale of Plan Stock which occurs without complying with the provisions of this Section 5.2(d) is null and void.

                    (e) PERFORMANCE BASED RESTRICTED STOCK. The measurement period for the financial goals that are part of any Performance Based Restricted Stock Awards will be five complete fiscal years. Such Awards will be made at the beginning of the measurement period; provided, however, that notwithstanding the foregoing, Participants who are hired within the first two years of a measurement period may be granted such an Award with such modifications as are deemed appropriate by the Committee.

                5.3 INTERPRETATION. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.



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                5.4 FINALITY. The interpretation and construction by the
Committee of any provision of the Plan, any Grant, or any factual matter pertaining thereto under or any agreement evidencing any such Grant shall be final and conclusive upon all parties.

                5.5 EXPENSES, ETC. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

                5.6 AUTHORITY OF THE BOARD OF DIRECTORS. Notwithstanding any provision of this Plan to the contrary, the Board of Directors may independently exercise any and all powers of the Committee or the Executive or allocate their respective responsibilities to others under the Plan, including retaining any of them for itself, with respect to any and all aspects of the Plan in the sole discretion of the Board of Directors. The Committee and the Executive shall have no authority or obligation with respect to any matters in connection with the Plan over which the Board of Directors chooses to act.

     Section 6. TERMS AND CONDITIONS OF OPTIONS.

                6.1 ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in a written ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. If any portion of an Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-Qualified Option for all purposes under the provisions of the Plan.

                The terms and conditions of each ISO shall include the following:

                (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(c) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

                (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant or by the guardian or legal representative of the Participant acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. The Committee may in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.



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

                (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate); provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(c) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion; provided, however, that, subject to Section 5.2(a)(x) hereof, in no event shall any ISO be granted to any director or officer of the Company or an affiliate who is an Insider that is exercisable, in whole or in part, prior to the date that is six months after the date such ISO is granted to such director or officer.

                (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes (including FICA) in respect of any compensation income realized by any Participant as a result of the exercise of an ISO (if any) a "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such minimum Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes required to be withheld, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion. If the Committee determines that withholding for FICA purposes is required upon exercise of an ISO, it will withhold in accordance with this subsection. In order to effect the withholding described in this subsection on a disqualifying disposition, the Optionee shall, within ten (10) days of such disposition, notify the Company in writing as provided in Section 18 hereof.

                (e) In the sole discretion of the Committee the terms and conditions of any ISO may include any or all of the following provisions:

                    (i) In the event that the Company or any Parent or Subsidiary of the Company terminates a Participant's employment for Cause, the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed. In the event that a Participant terminates his employment with the Company or any Parent or Subsidiary of the Company, for any reason whatsoever other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such person shall cease to be exercisable after his termination date. For purposes of this subsection, a Participant who transfers to a Subsidiary or Parent shall not be regarded as having terminated employment, but if a Subsidiary is sold, exchanged or otherwise disposed of by the Company, a Participant who continues in the employ of the Subsidiary shall be regarded as having terminated his or her employment.

                  Notwithstanding the foregoing and anything else herein to the contrary, if the Committee determines, after full consideration of the facts presented on behalf of the Company and the Participant, that the Participant has been engaged in disloyalty to the Company or any of its affiliates, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or of an affiliate, any unexercised ISO previously granted to the Participant shall terminate immediately and the Participant shall forfeit all shares of Common Stock for which the Company has not yet delivered the share certificates upon refund by the Company of the option price. The Company may also withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

                  (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis as a result of the termination of such Participant's employment by such entity other than for Cause or as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three (3) months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed. The foregoing notwithstanding, however if the Participant's cessation of employment pursuant to this Section 6.1(e)(ii) is by reason of the Participant's Retirement, "one year" shall be substituted for "three (3)" months in the preceding sentence, except that the Participant shall not be entitled to treat any portion of an Option as an ISO if it is exercised more than three (3) months after Participant's cessation of employment by reason of Retirement.

                  (iii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

                  (iv) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance or, if the Committee so provides, by the person or persons designated by the Participant as a beneficiary hereunder.

                6.2 NON-QUALIFIED OPTIONS. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written Non-Qualified Option agreement between the Company and the

Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code, but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

                  The terms and conditions of each Non-Qualified Option agreement shall include the following:

                  (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

                  (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion; provided, however, that, subject to Section 5.2(a)(x) hereof, in no event shall any Non-Qualified Option be granted to any director or officer of the Company or an affiliate who is an Insider that is exercisable, in whole or in part, prior to the date that is six months after the date such Non-Qualified Option is granted to such director or officer.

                  (c) Except as otherwise provided in this Section 6.2(c), no Non-Qualified Option shall be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant or by the guardian or legal representative of the Participant acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. The Committee may in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant. Notwithstanding the foregoing, a Non-Qualified Option shall be transferable pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and also shall be transferable, without payment of consideration, to (a) immediate family members of the holder (I.E., optionee, spouse or former spouse, parents, issue including adopted and "step" issue, or siblings), (b) trusts for the benefit of immediate family members, (c) partnerships whose only partners are such family members, and (d) to any other transferee permitted by a rule adopted by the Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Non-Qualified Option prior to its transfer.

                  (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of any Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate minimum amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

                (e) In the sole discretion of the Committee the terms and conditions of any Non-Qualified Option may include provisions similar to any of the provisions set forth in Subsection 6.1(e) hereof.

     Section 7. TERMS AND CONDITIONS OF AWARDS. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

                (a) The consideration (which may be cash, property or services rendered) to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Award on the date the Award is granted (but in no event less than the par value of such shares).

                (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award; provided, however, that, subject to Section 5.2(b)(x) hereof, in no event shall any portion of any Award be granted to an officer or director of the Company or an affiliate who is an Insider that is exercisable, in whole or in part, prior to the date that is six months after the date such Award (or portion thereof) is granted to such director or officer.

                (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to any restrictions imposed on such Stock and such other matters as the Committee may determine.

                (d) To the extent that the Company or any Parent or Subsidiary is required to withhold any Federal, state or local taxes (including FICA) in respect of any compensation income realized by the Participant in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such minimum Federal, state or local taxes required to be so withheld, or if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the

Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

     Section 8. RECAPITALIZATION OR REORGANIZATION.

                (a) Except as hereinafter otherwise provided, Options and Awards and any agreements evidencing Options and Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to Options or Awards in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock-splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Options or Awards.

                (b) The existence of the Plan and the Options or Awards granted hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

                (c) The shares with respect to which Options and Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option or Award theretofore granted, the Company shall effect a subdivision or consolidation or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock subject to an Award or with respect to which Options may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

                (d) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option.

                (e) In the event of a Corporate Change, then no later than
(i) two business days prior to any Corporate Change referenced in Clause (i),
(ii), (iii) or (v) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives with respect to outstanding Options which acts may vary among individual Optionees, may vary among Options held by individual Optionees and, with respect to acts taken pursuant to Clause (i) above, may be contingent upon effectuation of the Corporate Change; (A) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate; (B) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares; (C) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); (D) provide that thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Company, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option; or (E) provide, if so negotiated by the Company, for the assumption of the Options by the surviving entity in any Corporate Change.

                (f) Plan provisions to the contrary notwithstanding, with respect to any Awards outstanding at the time a Corporate Change occurs, the Committee may, in its discretion, provide (i) for full vesting of all Common Stock awarded to the Participants pursuant to such Awards as of the date of such Corporate Change and (ii) that all restrictions applicable to such Award shall terminate as of such date.

     Section 9. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

     Section 10. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that (i) without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend, the Plan (x) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder, (y) to decrease the minimum exercise price specified by the Plan in respect of ISOs or (z) to change the class of Employees eligible to receive ISOs under the Plan and (ii) without the approval of the Participant or Participants adversely effected, the Board of Directors may not amend the Plan in a manner that has an adverse effect on the vested rights of any Participant under any Award or Option theretofore granted under the Plan. Notwithstanding the foregoing, a committee described in Section 5.1 hereof may make any technical or clerical changes to the Plan, and the Board may also delegate to such a committee the right to amend the Plan, or any other responsibility with respect to the Plan, in any respect not described in Section 10(i) above.

     Section 11. AMENDMENT OF AN AWARD OR OPTION. Subject to provisions of the Plan, the Committee shall have the right to amend any Option or Award issued to a Participant, subject to the Participant's written consent, in the event such amendment is not favorable to the Participant or if such amendment has the effect of changing an ISO to a Non-Qualified Option; provided, however, that the consent of the Participant shall not be required for any amendment made pursuant to Section 5.2(a)(x) or Section 5.2(b)(x). In elaboration of the foregoing, a Participant is not required to consent to the deemed acceleration of an ISO, unless such deemed acceleration would cause the ISO to be treated as a Non-Qualified Option or otherwise have adverse income tax consequences.

     Section 12. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the Effective Date. No Grant may be made hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

     Section 13. AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Grants to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and (ii) make Grants to such Participants in accordance with those rules.

     Section 14. GOVERNING LAW. To the extent not preempted by Federal law the Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the State of Texas, without regard to its conflicts of law principles.

     Section 15. INDEMNIFICATION. Each person who constitutes, or has been a member of, the Committee, or of the Board of Directors, shall be indemnified and held harmless by the Company, Parent, or Subsidiary as applicable against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a suit, a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or Proceeding against such person, except in relationship to matters as to which it shall be adjudged in such action, suit or proceeding, that the director or Committee or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties, provided such person shall give the Company, Parent or Subsidiary, as applicable, an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle or defend it. The foregoing right of indemnification shall not be exclusive of any rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify them or hold them harmless.

     Section 16. SUCCESSORS. All obligations of the Company under the Plan or an Agreement with respect to Grants hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or of a merger, consolidation, or otherwise.

     Section 17. EFFECT UPON OTHER COMPENSATION. Nothing contained herein shall preclude the Company, Parent or any Subsidiary from adopting other or additional compensation arrangements for its employees or directors. The effect under any other benefit plan of the Company, Parent, or any Subsidiary of an inclusion in income by virtue of a Grant hereunder shall be determined under such other plan.

     Section 18. NOTICE. Notice to the Company pursuant to the Plan shall be deemed given if in writing including, without limitation, facsimile or any other communication transmitted to the general counsel of the Company. Notice to the Grantee or Grantee's estate, if applicable, shall be given by registered mail to such person's last known address.

     Section 19. DELIVERY OF THE PLAN. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to each eligible person making reasonable inquiry concerning it.

     Section 20. POOLING TRANSACTION. Notwithstanding anything contained herein to the contrary, in the event of Corporate Change which is also intended to constitute a Pooling Transaction, the Committee is authorized and directed to take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such.

     Section 21. GOVERNMENT APPROVALS. Each Grant is subject to the requirement that, if at any time, the Committee determines in its sole discretion, that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, a Grant or the issuance of Shares hereunder, no Grant shall be made or Shares issued, in whole or in part, unless such consent or approval has been effected or obtained free of conditions as acceptable to the Committee.